Exhibit 8.3

Blake, Cassels & Graydon LLP

Barristers & Solicitors

Patent & Trade-mark Agents

595 Burrard Street, P.O. Box 49314

Suite 2600, Three Bentall Centre

Vancouver BC V7X 1L3 Canada

Tel: 604-631-3300 Fax: 604-631-3309

May 29, 2008

Reference: 97108/12

Seaspan Corporation

Unit 2, 7th Floor, Bupa Centre

141 Connaught Road West

Hong Kong F4 00000

China

Attention: Gerry Wang

Dear Sirs/Mesdames:

Re:	Seaspan Corporation– Registration Statement on Form F-3

We have acted as Canadian tax counsel to Seaspan Corporation (the “Company”), a corporation formed under the laws of the Republic of the Marshall Islands, with respect to certain legal matters in connection with the offer and sale of up to 10,000,000 common shares (the “Common Shares”) pursuant to a Registration Statement on Form F-3 dated May 29, 2008 (the “Registration Statement”).

In connection therewith, we have reviewed the discussion set forth under the caption “Non-U.S. Tax Considerations Related to the Plan – Canadian Tax Consequences” in the Registration Statement (the “Discussion”).

All statements of legal conclusions contained in the Discussion, unless otherwise noted, in our opinion are correct and accurate with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such Canadian federal income tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Yours truly,
/s/ Blake, Cassels & Graydon LLP

Blake, Cassels & Graydon LLP is a limited liability partnership under the laws of Ontario

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